Exhibit 10.1

AMENDMENT NO. 7
(dated and effective June 5, 2009)
to
CREDIT AGREEMENT
(that was dated as of September 14, 2004)
by and among
BANK OF AMERICA, N.A. (successor to LaSalle Bank National Association), as Administrative Agent and Co-Lead Arranger,
WACHOVIA CAPITAL MARKETS, LLC, as Co-Lead Arranger,
WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent,
the LENDERS,
and CENTENE CORPORATION,
as Company

In consideration of their mutual agreements herein and for other sufficient consideration, the receipt of which is hereby acknowledged, CENTENE CORPORATION, a Delaware corporation (Company), BANK OF AMERICA, N.A., successor to LaSalle Bank National Association (Administrative Agent), and the Lenders agree as follows:

1. Definitions; Section References.

The term Original Loan Agreement means the Credit Agreement dated as of September 14, 2004 among Company, Administrative Agent, and the Lenders party thereto, as amended by that certain Amendment No. 1 thereto dated as of July 18, 2005, as further amended by that certain Amendment No. 2 thereto dated as of September 9, 2005, as further amended by that certain Amendment No. 3 thereto dated as of November 7, 2005, as further amended by that certain Amendment No. 4 thereto dated as of April 7, 2006, as further amended by that certain Amendment No. 5 thereto dated as of September 22, 2006, as further amended by that certain Amendment No. 6 thereto dated as of December 14, 2007.  The term this Amendment means this Amendment No. 7.  The term Loan Agreement means the Original Loan Agreement as amended by this Amendment.  Capitalized terms used and not otherwise defined herein have the meanings defined in the Loan Agreement.  Section and Exhibit references are to sections of, and exhibits to, respectively, the Original Loan Agreement unless otherwise specified.

2. Conditions to Effectiveness of this Amendment.

This Amendment is effective as of June 5, 2009, but only if (i) this Amendment has been duly executed by Company, Administrative Agent, and the Required Lenders, and (ii) all of the documents listed on Exhibit A to this Amendment have been delivered and, as applicable, executed, sealed, attested, acknowledged, certified, or authenticated, each in form and substance satisfactory to Administrative Agent, and all of the requirements described in Exhibit A to this Amendment have been satisfied.

3. Seventh Amendment Fee.

The Seventh Amendment Fee shall be paid in same day funds to Administrative Agent for the benefit of only the Lenders that are as specified in the following sentence.  The Seventh Amendment Fee shall be paid solely to each Lender that executes this Amendment and delivers its signature page to Administrative Agent on or before the date first written above.  As used herein “Seventh Amendment Fee” shall mean, with respect to each Lender executing this Amendment and delivering its signature page to Administrative Agent on or before the date first written above, a Dollar amount equal to fifteen basis points (.15%) multiplied by such Lender’s entire Commitment.

4. Amendments to Original Loan Agreement.

The Original Loan Agreement is hereby amended as follows:

4.1. Applicable Margin.

The definition of “Applicable Margin” in Section 1 is amended by inserting the following sentence at the end thereof: “The Total Debt to EBITDA Ratio as used in the foregoing definition shall be calculated without giving effect to the Centene Plaza Subsidiary Exclusion.”

4.2. Centene Plaza Divestiture.

The definition of “Centene Plaza Divestiture” in Section 1 is deleted in its entirety and replaced with the following:

Centene Plaza Divestiture means the following transfers to be made in connection with the Centene Plaza Project:  (a) the contribution by CMC Real Estate Company, LLC of its fee simple interest in and to certain real property located 7700, 7720, 7736 and 7738 Forsyth and certain easement interests in the real property located at 7711 and 7733 Carondelet in Clayton, Missouri, and the contribution by BPIC, LLC of its fee simple interest in and to certain real property located at 7716, 7730, 7732 and 7734 Forsyth in Clayton, Missouri, and its leasehold interest in the property located at 7718 Forsyth in Clayton, Missouri, to the Centene Plaza Subsidiary in exchange for 50% of the Capital Securities of the Centene Plaza Subsidiary; (b) the subsequent transfer of any interests in the aforementioned property by the Centene Plaza Subsidiary to the City of Clayton; (c) the transfer by CMC Real Estate Company, LLC of its fee simple interest in the real property located at 21 South Hanley in Clayton, Missouri to the City of Clayton, but excepting the improvements thereon); and (d) the transfer of certain easement interests in the aforementioned real property to a transportation development district to be formed in connection with the development of such site for the Centene Plaza Project.

4.3. Centene Plaza Documents.

The definition of “Centene Plaza Documents” in Section 1 is deleted in its entirety.

4.4. Centene Plaza Project.

The definition of “Centene Plaza Project” in Section 1 is deleted in its entirety and replaced with the following:

Centene Plaza Project means the development and construction of an office building complex project by the Centene Plaza Subsidiary to be used as Company’s headquarters and located at the 7700 block of Forsyth Boulevard in Clayton, Missouri.

4.5. Centene Plaza Subsidiary.

The following definition is inserted in Section 1:

Centene Plaza Subsidiary means the Subsidiary named Centene Center LLC, a Delaware limited liability company, which has been formed in connection with the Centene Plaza Project, 50% of the Capital Securities of which will be owned by CMC Real Estate Company, LLC and the other 50% of the Capital Securities of which will be owned by Persons including but not limited to an Affiliate of The Koman Group LLC, which will own at least 33% of such Capital Securities).

4.6. Centene Plaza Subsidiary Exclusion.

The following definition is inserted in Section 1:

Centene Plaza Subsidiary Exclusion means an accounting convention in which, for any financial reporting or calculation subject thereto, (i) the Debt of the Centene Plaza Subsidiary shall be excluded, and the calculation shall be made net of the effect of such Debt, to the extent such Debt is not an Indirect Obligation of Company or any Loan Party, and is non-recourse to Company, any Loan Party, or any of their assets, and (ii) the assets, liabilities, equity, income, expenses, cash flow, and other results of operations of the Centene Plaza Subsidiary shall be excluded, as if the Centene Plaza Subsidiary was unrelated to the Loan Parties and none of the Loan Parties held any Capital Securities of the Centene Plaza Subsidiary.

4.7. Loan Party.

The definition of “Loan Party” in Section 1 is deleted in its entirety and replaced with the following:

Loan Party means the Company and each of its Subsidiaries (direct or indirect, whether now existing or hereafter created) separately, excluding any Dormant Subsidiary so long as it qualifies as a Dormant Subsidiary hereunder, and excluding the Centene Plaza Subsidiary, but specifically including Centene Management Company LLC, a Wisconsin limited liability company, Centene Company of Texas, L.P., a Texas limited partnership, Centene Finance Corporation, a Delaware corporation, Managed Health Services Insurance Corp., a Wisconsin corporation, Superior HealthPlan, Inc., a Texas corporation, Coordinated Care Corporation Indiana, Inc., an Indiana corporation, Bankers Reserve Life Insurance Company of Wisconsin, a Wisconsin corporation, University Health Plans, Inc., a New Jersey corporation, CenCorp Health Solutions, Inc., a Delaware corporation, Buckeye Community Health Plan, Inc., an Ohio corporation, Centene Holdings LLC, a Delaware limited liability company, CCTX Holdings, LLC, a Delaware limited liability company, Peach State Health Plan, Inc., a Georgia corporation, CMC Real Estate Company, LLC, a Delaware limited liability company, BPIC, LLC, a Missouri limited liability company, Cenphiny Management, LLC, a Delaware limited liability company, NurseWise Holdings LLC, a Delaware limited liability company, NurseWise LP, a Delaware limited partnership, Cenpatico Behavioral Health, LLC, a California limited liability company, Cenpatico Behavioral Health of Texas, Inc., a Texas corporation, CBHSP Arizona, Inc., an Arizona corporation, Integrated Mental Health Management, LLC, a Texas limited liability company, Integrated Mental Health Services, a Texas corporation, Cenpatico Behavioral Health Wisconsin, LLC, a Wisconsin limited liability company, Cenpatico Behavioral Health of Arizona, LLC, an Arizona limited liability company, Cenpatico Behavioral Health of Maricopa, LLC, an Arizona limited liability company, Centene Plaza Redevelopment Corporation, a Missouri corporation, US Script, Inc., a Delaware corporation, LBB Industries, Inc., a Texas corporation, RX Direct, Inc., a Texas corporation, OptiCare Managed Vision, Inc., a Delaware corporation, Nurse Response, Inc., a Delaware corporation, Bridgeway Health Solutions LLC, a Delaware limited liability company, Bridgeway Health Solutions Arizona LLC, an Arizona limited liability company, OptiCare Vision Company, Inc., a Delaware corporation, Opticare Vision Insurance Company, Inc., a South Carolina corporation, Opticare IPA of New York, Inc., a New York corporation, Total Vision, Inc., a Delaware corporation, AECC Total Vision Health Plan of Texas, Inc., a Texas corporation, OcuCare Systems, Inc., a Florida corporation, Nurtur Health, Inc., a Delaware corporation, Family Care & Workforce Diversity Consultants LLC, a Connecticut limited liability corporation, Absolute Total Care, Inc., a South Carolina corporation, Physicians Choice LLC, a South Carolina corporation, Phytrust of South Carolina LLC, a Florida limited liability corporation, Celtic Group, Inc., a Delaware corporation, Celtic Insurance Company, an Illinois corporation, Imaging Investments, Inc., a Delaware corporation, Hallmark Life Insurance Company, an Arizona corporation, Sunshine Health Holding Company, a Florida corporation, Sunshine State Health Plan, Inc., a Florida corporation, Access Health Solutions, LLC, a Florida limited liability company, CeltiCare Health Plan of Massachusetts, Inc., a Massachusetts corporation, Commonwealth Family Health Plan Holdings, LLC, a Delaware limited liability company, Danube National Health Plan, Ltd., a Hungarian limited company, Magnolia Health Plan, Inc., a Mississippi corporation, MHS Travel and Charter, Inc., a Wisconsin corporation, MHS Consulting International, Inc., a Delaware corporation, and MHS European Holdings, s.a.r.l., a Luxembourg limited liability company.  The words “Loan Parties” refer to the Company and its now existing or hereafter created Subsidiaries (whether direct or indirect), excluding any Dormant Subsidiary so long as it qualifies as a Dormant Subsidiary hereunder, and excluding the Centene Plaza Subsidiary, but specifically including each of the Persons specifically mentioned in the prior sentence, collectively.  The Company agrees that any Subsidiary which is a Dormant Subsidiary will automatically become a Loan Party hereunder without any further action if at any time such Subsidiary ceases to be a Dormant Subsidiary.

4.8. Material Subsidiary.

The definition of “Material Subsidiary” in Section 1 is deleted in its entirety.

4.9. Other Bank Documents.

The definition of “Other Bank Documents” in Section 1 is deleted in its entirety and replaced with the following:

Other Bank Documents means that certain Revolving Loan Agreement for $25,000,000 between CMC Real Estate Company, LLC and Regions Bank, N.A. dated as of May 22, 2006, and all instruments, documents, and agreements executed or delivered from time to time in connection therewith, in each case as amended, restated, supplemented or otherwise modified from time to time.

4.10. Equity Ownership; Subsidiaries.

The first sentence of Section 9.8 is deleted in its entirety and replaced with the following: “All issued and outstanding Capital Securities of each Loan Party and the Centene Plaza Subsidiary are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities.”

4.11. Negative Pledges.

Section 9.31 is amended by deleting the words “the Centene Plaza Documents,”.

4.12. Compliance Certificates.

Section 10.1.3 is amended by inserting the following after the final sentence: “The computations in each Compliance Certificate shall be made after giving effect to the Centene Plaza Subsidiary Exclusion, and shall demonstrate the calculation of the Centene Plaza Subsidiary Exclusion and the effect thereof on Company’s financial statements in form and detail satisfactory to the Administrative Agent.”

4.13. Notice of Default, Litigation and ERISA Matters.

Section 10.1.6 is amended by deleting the words “Loan Party” in clauses (b), (d), and (f) and in each case replacing them with the words “Loan Party or the Centene Plaza Subsidiary”.  Clause (f) of Section 10.1.6 is further amended by deleting the words “15 days” and replacing them with the words “5 days (or such lesser period of time to which Administrative Agent may agree in writing)”.

4.14. Budget.

Section 10.1.8 is amended by inserting the following after the final sentence: “The budget shall be presented both before and after giving effect to the Centene Plaza Subsidiary Exclusion.”

4.15. Organizational Documents of Subsidiaries.

Section 10.1.10 is amended by deleting the words “Loan Party” in both instances and in each case replacing them with the words “Loan Party or the Centene Plaza Subsidiary”.

4.16. Other Information.

Section 10.1.11 is amended by deleting the words “Loan Parties” and replacing them with the words “Loan Parties or the Centene Plaza Subsidiary”.

4.17. Permitted Debt.

Section 11.1(b) is deleted in its entirety and replaced with the following:

(b)           Debt of Loan Parties (including the Company) secured by Liens on real or personal property permitted by Section 11.2(d), and extensions, renewals and refinancings thereof, provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $20,500,000;

4.18. Centene Plaza Guaranty.

Section 11.1(f) is deleted in its entirety and replaced with the following:

(f)           Indirect Obligations of Company or any other Loan Party with respect to the Debt of the Centene Plaza Subsidiary, provided (i) the maximum potential liability of Company and all other Loan Parties with respect to such Indirect Obligations, collectively, does not exceed $75,000,000 in the aggregate at any time, and (ii) such Debt of the Centene Plaza Subsidiary (with respect to which Company or any other Loan Party has Indirect Obligations) is used solely to finance the Centene Plaza Project and such Debt of the Centene Plaza Subsidiary (with respect to which Company or any other Loan Party has Indirect Obligations) does not exceed $105,000,000 in the aggregate at any time;

4.19. Centene Plaza Capital Leases.

Section 11.1(i) is deleted in its entirety and replaced with the following:

(i)           Debt under Capital Leases in which the lessor is either a Loan Party or the Centene Plaza Subsidiary and the lessee is a Loan Party, relating to any Loan Party’s occupancy of office space within the Centene Plaza Project, for capital assets whose aggregate cost if purchased would not exceed $70,000,000 in the aggregate (provided, that the aggregate Debt under clause (f) of this Section 11.1 and this clause (i) of this Section 11.1 which the Company would be required under GAAP to show on its consolidated balance sheet will not exceed $105,000,000);

4.20. Permitted Liens.

Section 11.2(d) is deleted in its entirety and replaced with the following:

(d)           (i) subject to the limitation set forth in Sections 11.1(b) and (c), Liens that constitute purchase money security interests on any property (including mortgage liens on real property) securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 20 days of the acquisition thereof and attaches solely to the property so acquired, and the replacement, extension or renewal of any Lien permitted by this clause (i) above upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof); and (ii) subject to the limitation set forth in Section 11.1(i) and Section 11.1(j), Liens arising in connection with Capital Leases (and attaching only to the property being leased);

4.21. Other Liens.

The text of Section 11.2(e) is deleted in its entirety and replaced with the following: “Intentionally omitted.”

4.22. Operating Leases.

Section 11.3 is deleted in its entirety and replaced with the following:

11.3           Operating Leases.  Not permit the aggregate amount of all rental payments under Operating Leases made (or scheduled to be made) by the Loan Parties (on a consolidated basis) in any Fiscal Year to exceed the greater of (a) an amount equal to 5% of Net Worth or (b) $25,000,000.

4.23. Restricted Payments.

Section 11.4 is amended by inserting the following sentence at the end thereof:  “Notwithstanding the foregoing, the payment of dividends or other distributions by the Centene Plaza Subsidiary to the holders of its Capital Securities shall not be deemed a violation of this Section 11.4.”

4.24. Modification of Organizational Documents.

Section 11.6 is deleted in its entirety and replaced with the following:

11.6           Modification of Organizational Documents.  Not permit the charter, by-laws or other organizational documents of any Loan Party or the Centene Plaza Subsidiary to be amended or modified in any way unless (a) in the case of Company or any direct Subsidiary of Company or the Centene Plaza Subsidiary, copies of such amendment or modification are promptly provided to Administrative Agent, (b) in all cases such amendment or modification does not adversely affect the interests of the Lenders hereunder, under any Collateral Document, or at law, and (c) in all cases such amendment or modification is not reasonably likely to have a Material Adverse Effect.  Not change, or allow any Loan Party or the Centene Plaza Subsidiary to change, its state of formation or its organizational form unless the Company provides the Administrative Agent with at least 15 days prior written notice of such change and prior to the effectiveness of such change takes, and causes each other Loan Party or the Centene Plaza Subsidiary to take, such actions as are necessary or as the Administrative Agent or the Required Lenders may reasonably request from time to time to carry out the terms and conditions of this Agreement and the other Loan Documents after giving effect to such change.

4.25. Transactions with Affiliates.

Section 11.7 is deleted in its entirety and replaced with the following:

11.7           Transactions with Affiliates.  Not, and not permit any other Loan Party to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its Affiliates; provided, however, that if no Event of Default or Unmatured Event of Default has occurred and is continuing (or, in the case of leases or other agreements relating to the Centene Plaza Project, whether or not an Event of Default or Unmatured Event of Default has occurred and is continuing), Company and the other Loan Parties may engage in such transactions in the ordinary course of business and pursuant to the reasonable requirements of its business on terms which are not materially less favorable than are obtainable from any Person which is not one of its Affiliates.

4.26. Inconsistent Agreements.

Section 11.9 is deleted in its entirety and replaced with the following:

11.9           Inconsistent Agreements.  Not, and not permit any other Loan Party to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by the Company hereunder or by the performance by any Loan Party of any of its Obligations hereunder or under any other Loan Document, (b) prohibit any Loan Party from granting a Lien on any of its assets to Administrative Agent and the Lenders (provided, however, that this clause (b) shall not be deemed to be violated by Company entering into any Term Indebtedness Documents or the Other Bank Documents), or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to the Company or any other Subsidiary, or pay any Debt owed to the Company or any other Subsidiary, (ii) make loans or advances to any Loan Party or (iii) transfer any of its assets or properties to any Loan Party, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder, (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt, (C) customary provisions in leases and other contracts restricting the assignment thereof, and (D) restrictions on the ability of the Centene Plaza Subsidiary to pay dividends or make other distributions to the Company or any other Subsidiary.

4.27. Investments Among Loan Parties.

Section 11.11(a) is deleted in its entirety and replaced with the following:

(a)           Investments (i) by any Loan Party other than the Company in any other Loan Party, (ii) by CMC Real Estate Company, LLC and BPIC, LLC consisting solely of the Centene Plaza Divestiture, (iii) by Company or any other Loan Party consisting solely of the incurrence of Indirect Obligations to the extent permitted by Section 11.1(f), and (iv) by Company or any other Loan Party consisting of the purchase of Debt instruments issued by a transportation development district to be formed in connection with the financing of the Centene Plaza Project for an aggregate purchase price not to exceed $22,000,000;

4.28. Investments Relating to Required Capital.

Section 11.11(b) is deleted in its entirety and replaced with the following:

(b)           Investments by the Company in any other Loan Party so long as (i) such Investment in a Loan Party is being made to cause, and does not exceed the amount required for, such Loan Party to have total capital in an amount equal to its Required Capital, and (ii) if and to the extent the aggregate amount of such Investments in any Loan Party exceeds $2,500,000 in any Fiscal Year, the Company notifies the Administrative Agent in writing of such Investment prior to making such Investment;

4.29. Investments Permitted Under Investment Policy.

Section 11.11(c) is deleted in its entirety and replaced with the following:

(c)           Investments which comply with Company’s investment policy attached hereto as Schedule 11.11 (provided, that notwithstanding Company’s investment policy, (i) so long as the Centene Plaza Project has not been completed, Investments in venture capital funds shall not be permitted to the extent they exceed $20,000,000 in the aggregate across all health plans, and (ii) Investments in transportation development district bonds relating to the Centene Plaza Project shall not be permitted except to the extent they are expressly permitted by Section 11.11(a)(iv)); and

4.30. Fixed Charge Coverage Ratio.

Section 11.14.1 is amended by inserting the following sentence at the end thereof: “In each Computation Period, the Fixed Charge Coverage Ratio shall be calculated after giving effect to the Centene Plaza Subsidiary Exclusion.”

4.31. Total Debt to EBITDA Ratio.

Section 11.14.2 is amended by inserting the following sentence at the end thereof: “In each Computation Period, the Total Debt to EBITDA Ratio shall be calculated after giving effect to the Centene Plaza Subsidiary Exclusion.”

4.32. Minimum Net Worth.

Section 11.14.3 is amended by inserting the following sentence at the end thereof: “Net Worth shall be calculated after giving effect to the Centene Plaza Subsidiary Exclusion.”

4.33. Prepayment of Debt.

Section 11.15 is deleted in its entirety and replaced with the following:

11.15                      Prepayment of Debt.  Not, and not permit any other Loan Party to, voluntarily prepay any Debt other than (i) the Obligations in accordance with the terms of the Loan Documents, (ii) trade payables in the ordinary course of business, (iii) so long as no Unmatured Event of Default or Event of Default has occurred and is continuing, Debt owing by a Loan Party to any other Loan Party, and (iv) so long as no Unmatured Event of Default or Event of Default has occurred and is continuing, Debt outstanding under the Other Bank Documents in an aggregate amount not to exceed $20,500,000.

4.34. Capital Structure; Equity Securities.

Section 11.17 is amended by deleting the words “Loan Party” in both instances and in each case replacing them with the words “Loan Party or the Centene Plaza Subsidiary”.

4.35. New Subsidiaries.

Section 11.18 is deleted in its entirety and replaced with the following:

11.18                      New Subsidiaries.  Not, and not permit any other Loan Party to, acquire, organize or create any Subsidiary (other than the Centene Plaza Subsidiary); provided, however that Company may (and may permit any other Loan Party to) (a) acquire a Subsidiary as part of an Acquisition permitted under Section 11.5, or (b) organize or create any Subsidiary, so long as, in the case of clauses (a) or (b), Company notifies Administrative Agent in writing at least 15 days prior to the acquisition, organization, or creation of such Subsidiary and contemporaneously with such acquisition, organization, or creation, (i) such Subsidiary becomes (and if Administrative Agent so requests in writing, confirms in writing that it is) a Loan Party under this Agreement; and (ii) all of the representations and warranties contained in this Agreement are true and correct with respect to such Subsidiary as of the date of acquisition, organization, or creation.

4.36. Transactions Having a Material Adverse Effect.

Section 11.20 is amended by deleting the words “Loan Party” and replacing them with the words “Loan Party or the Centene Plaza Subsidiary”.

4.37. Default under Other Debt.

Section 13.1.2 is amended by deleting the words “Loan Party” in both instances and in each case replacing them with the words “Loan Party or the Centene Plaza Subsidiary”.

4.38. Bankruptcy, Insolvency, etc.

Section 13.1.4 is amended by deleting the words “Loan Party” in all instances and in each case replacing them with the words “Loan Party or the Centene Plaza Subsidiary”.

4.39. Judgments.

Section 13.1.8 is amended by deleting the words “Loan Party” in all instances and in each case replacing them with the words “Loan Party or the Centene Plaza Subsidiary”.

4.40. Invalidity of Collateral Documents, etc.

Section 13.1.9 is amended by deleting the words “Loan Party” in all instances and in each case replacing them with the words “Loan Party or the Centene Plaza Subsidiary”.

4.41. Indemnification by the Company.

Section 15.17 is amended by deleting the words “Loan Party” in all instances and in each case replacing them with the words “Loan Party or the Centene Plaza Subsidiary”.

4.42. Nonliability of Lenders.

Section 15.18 is amended by deleting the words “Loan Party” in all instances and in each case replacing them with the words “Loan Party or the Centene Plaza Subsidiary”, and by deleting the words “Loan Parties” in all instances and in each case replacing them with the words “Loan Parties or the Centene Plaza Subsidiary”.

4.43. Annex A.

Annex A is deleted in its entirety and replaced with Annex A attached hereto.

4.44. Annex B.

Annex B is deleted in its entirety and replaced with Annex B attached hereto.

4.45. Schedules.

Schedules 9.8, 9.16, 9.17, and 11.11 are amended as described in Exhibit B attached hereto.

4.46. LaSalle.

Each reference to “LaSalle Bank National Association” shall be deemed to be, and be replaced with, a reference to “Bank of America, N.A.”, and each references to “LaSalle” shall be deemed to be, and be replaced with, a reference to “Bank of America”.

5. Representations and Warranties.

Company hereby represents and warrants to Administrative Agent and each Lender that (i) this Amendment and each and every other document and instrument delivered by Company in connection with this Amendment (each, an Amendment Document and, collectively, the Amendment Documents) has been duly authorized by its Board of Directors, (ii) no consents are necessary from any third Person for its execution, delivery or performance of the Amendment Documents to which it is a party which have not been obtained and a copy thereof delivered to Administrative Agent, (iii) each of the Amendment Documents to which it is a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent that the enforceability thereof against it may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally or by equitable principles of general application (whether considered in an action at law or in equity), (iv) all of the representations and warranties contained in the Loan Agreement, as amended hereby, are true and correct with the same force and effect as if made on and as of the effective date of this Amendment, except that with respect to the representations and warranties made regarding financial data, such representations and warranties are hereby made with respect to the most recent financial statements and other financial data (in the form required by the Original Loan Agreement) delivered by it to Administrative Agent, and (v) there exists no Unmatured Event of Default or Event of Default under the Original Loan Agreement.

6. Effect of Amendment.

The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or the Lenders under the Original Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Original Loan Agreement or any of the other Loan Documents or any Unmatured Event of Default or Event of Default, nor act as a release or subordination of the Liens (if any) of Administrative Agent under the Loan Documents, except as expressly provided herein.  Each reference in the Original Loan Agreement to the Agreement, hereunder, hereof, herein, or words of like import, shall be read as referring to the Original Loan Agreement as amended hereby.  Each reference in the other Loan Documents to the Loan Agreement shall be read as referring to the Original Loan Agreement, as amended hereby.

7. Reaffirmation.

Company hereby acknowledges and confirms that (i) except as expressly amended hereby, the Original Loan Agreement and other Loan Documents remain in full force and effect, (ii) the Loan Agreement, as amended hereby, is in full force and effect, (iii) it has no defenses to its obligations under the Loan Agreement or any of the other Loan Documents to which it is a party, (iv) the Liens of Administrative Agent under the Loan Documents (if any) continue in full force and effect and have the same priority as before this Amendment except as expressly provided herein, and (v) it has no claim against Administrative Agent or any Lender arising from or in connection with the Loan Agreement or the other Loan Documents.

8. Counterparts.

This Amendment may be executed by the parties hereto on any number of separate counterparts, each of which shall be deemed an original, but all of which counterparts taken together shall constitute one and the same instrument.  It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

9. Counterpart Facsimile Execution.

This Amendment, or a signature page thereto intended to be attached to a copy of this Amendment, signed and transmitted by electronic mail, facsimile machine or telecopier shall be deemed and treated as an original document.  The signature of any Person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.  At the request of any party hereto, any electronic mail, facsimile or telecopy document is to be re-executed in original form by the Persons who executed the electronic mail, facsimile or telecopy document.  No party hereto may raise the use of electronic mail, facsimile machine or telecopier or the fact that any signature was transmitted through the use of electronic mail or a facsimile or telecopier machine as a defense to the enforcement of this Amendment.

10. Governing Law.

This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the internal laws of the State of Illinois applicable to contracts made and to be performed wholly within such state, without regard to choice or conflict of laws provisions.

11. Section Titles.

The section titles in this Amendment are for convenience of reference only and shall not be construed so as to modify any provisions of this Amendment.

12. Incorporation By Reference.

Administrative Agent, the Lenders, and Company hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Amendment by this reference.

13. Statutory Notice - Oral Commitments.

Nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents or this Amendment:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (COMPANY) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

COMPANY ACKNOWLEDGES THAT THERE ARE NO OTHER AGREEMENTS BETWEEN ADMINISTRATIVE AGENT OR ANY LENDER AND COMPANY, ORAL OR WRITTEN, CONCERNING THE SUBJECT MATTER OF THE LOAN DOCUMENTS, AND THAT ALL PRIOR AGREEMENTS CONCERNING THE SAME SUBJECT MATTER, INCLUDING ANY PROPOSAL, TERM SHEET OR LETTER, ARE MERGED INTO THE LOAN DOCUMENTS AND THEREBY EXTINGUISHED.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by appropriate duly authorized officers as of the date first above written.

Company:

CENTENE CORPORATION

By: /s/ William N. Scheffel
Name: William N. Scheffel
Title:  Executive VP, CFO & Treasurer

Administrative Agent:

BANK OF AMERICA, N.A.

By: /s/ Alysa Trakas
Name:  Alysa Trakas
Title:  Vice President

Lenders:

BANK OF AMERICA, N.A.

By: /s/ Alysa Trakas
Name:  Alysa Trakas
Title:  Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

NATIONAL CITY BANK (formerly National City Bank of the Midwest)

By: /s/ Stephen Sainz
Name:  Stephen Sainz
Title: Vice President

SUNTRUST BANK

By: /s/ Subhadra Shrivastava
Name: Subhadra Shrivastava
Title: Vice President

REGIONS BANK

By:  /s/ Craig Gardella
Name:  Craig Gardella
Title: Senior Vice President

MERRILL LYNCH CAPITAL CORPORATION

By: /s/ Kaia Updike
Name:  Kaia Updike
Title:  Vice President
ANNEX A

LENDERS AND PRO RATA SHARES

Lender	Revolving Commitment Amount	Pro Rata Share
Bank of America, N.A. (successor to LaSalle Bank National Association)	$100,000,000.00	33.333333333%
Wachovia Bank, National Association	$55,000,000.00	18.333333333%
National City Bank	$35,000,000.00	11.666666667%
SunTrust Bank	$35,000,000.00	11.666666667%
Regions Bank	$35,000,000.00	11.666666667%
Merrill Lynch Capital Corporation	$40,000,000.00	13.333333333%
TOTALS	$300,000,000.00	100.000000000%

ANNEX B

ADDRESSES FOR NOTICES

CENTENE CORPORATION

7711 Carondelet Avenue, Suite 800
Clayton, Missouri 63105
Attention: William Scheffel, Chief Financial Officer
Telephone: 314-725-4477
Facsimile: 314-725-5180

BANK OF AMERICA, N.A. as Administrative Agent, Co-Lead Arranger, Issuing Lender and a Lender

Notices of Borrowing , Conversion, and Continuation

Bank of America
Mail Code: NC1-001-04-39
One Independence Center
101 N. Tryon Street
Charlotte, North Carolina 28255-0001
Attention: Wayne Richard
Phone: (980) 388-6484
Fax: (980) 208-3075
Email: wayne.a.richard@bankofamerica.com

Notices of Letter of Credit Issuance

Bank of America
Mail Code: NC1-001-04-39
One Independence Center
101 N. Tryon Street
Charlotte, North Carolina 28255-0001
Attention: Wayne Richard
Phone: (980) 388-6484
Fax: (980) 208-3075
Email: wayne.a.richard@bankofamerica.com

All Other Notices

Bank of America
Mail Code: NC1-007-17-11
100 North Tryon Street
Charlotte, North Carolina 28255
Attention: Alysa A. Trakas
Telephone: (980) 387-2640
Facsimile:  (704) 409-0936

WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent, Co-Lead Arranger, and a Lender

301 South College Street
Charlotte, North Carolina 28288
Attention:  James Hill
Telephone:  (704) 383-6234
Facsimile:  (704) 383-7992

With a copy to:
1 S. Broad Street, PA4152
Philadelphia, Pennsylvania 19107
Attention: Jeanette Griffin
Telephone:  (267) 321-6615
Facsimile:  (267) 321-6700

NATIONAL CITY BANK, as a Lender

120 S. Central Avenue
Locator 56-SLWB08
Clayton, Missouri 63105
Attention: S. Farris Tzinberg
Telephone: (314) 898-1215
Facsimile: (314) 898-1401

SUNTRUST BANK, as a Lender

303 Peachtree Street, 23rd Floor
Atlanta, GA 30308
Attention: Subhadra Shrivastava
Telephone: (404) 813-6701
Facsimile: (404) 588-7497

REGIONS BANK, as a Lender

8182 Maryland Avenue
St. Louis, Missouri 63105
Attention: Anne Silvestri
Telephone: (314) 615-2372
Facsimile: (314) 615-2355

MERRILL LYNCH CAPITAL CORPORATION, as a Lender

4 World Financial Center (22nd Floor)
New York, New York 10080
Attention: John Rowland
Telephone: (212) 449-1351
Facsimile: (212) 738-1186

Exhibit A
Documents and Requirements

1.	Closing Certificate

2.	Payment of Seventh Amendment Fee to each Lender executing this Amendment, as provided in Section 3 of the Amendment.

3.	Secretary’s Certificate of Company (certifying resolutions, Certificate of Incorporation, By-laws and Incumbency)

4.	Organizational chart, certified by Company as true, correct, and complete

5.	Good Standing Certificates for Company from the Secretaries of State of Missouri and Delaware.

6.	Legal Opinion of Company’s counsel

7.	Such other documents, reports and information as Administrative Agent or Administrative Agent’s counsel deems reasonable and necessary